Exhibit 10.2

[●]

[●]

Dear [●]:

I am very pleased to announce that, effective [●] (“Grant Date”), Universal Technical Institute, Inc. (“Company”) hereby grants you (the “Grantee”) an award of Restricted Stock Units, subject to your acceptance of and agreement to all of the applicable terms, conditions and restrictions described in this Award Agreement (the “Agreement”) and the Universal Technical Institute, Inc. Amended and Restated 2021 Equity Incentive Plan, as amended (“Plan”). To the extent that any provision of this Agreement conflicts with the terms of the Plan (other than the definitions of “Cause” and “Change of Control”), the Plan shall govern and, if necessary, the applicable provisions of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Any capitalized term not defined in this Agreement is defined in the Plan.

RECITALS

A. The Company has adopted the Plan to provide incentives to attract and retain those individuals whose services are considered valuable by providing them an opportunity to earn restricted stock units as approved by the Company.

B. The Company believes that entering into this Agreement with Grantee is consistent with those purposes.

NOW, THEREFORE, the Company and Grantee agree as follows:

AGREEMENT

1. GRANT OF RESTRICTED STOCK UNITS. Subject to the terms of this Agreement and the Plan, the Company grants to Grantee [●] Restricted Stock Units (“Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock (“Stock”), subject to any adjustments pursuant to Section 5.A or 7 of this Agreement or Article 4 of the Plan and subject to the restrictions and conditions of this Agreement and the Plan.

2. GRANTEE’S RIGHTS AS A GRANT RECIPIENT. The Restricted Stock Units granted pursuant to this award do not and shall not entitle Grantee to any rights of a holder of Stock of the Company. Grantee shall have no voting rights, dividend rights or other stockholder rights until such time as the Restricted Stock Units are paid out in Stock pursuant to Section 5 hereof, and no dividend equivalents will accrue on the Restricted Stock Units. The rights of Grantee with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested in accordance with Section 4 hereof. The Restricted Stock Units and Grantee’s rights and obligations relating to them shall at all times be subject to the provisions of the Plan as in effect from time to time. The Plan is a part of this Agreement.

3. TRANSFER RESTRICTIONS. No Restricted Stock Units granted under this award may be sold, transferred, pledged, assigned, encumbered or otherwise alienated, hypothecated or disposed of, other than by will or by the laws of descent and distribution. Any attempted sale, transfer, pledge, assignment, exchange, alienation hypothecation or disposition of any Restricted Stock Units in violation of this Agreement will be invalid. In the event of Grantee’s death, any Stock distributable in settlement of vested Restricted Stock Units will be delivered, at the time specified in Section 5 of this Agreement, to Grantee’s beneficiary in accordance with, and subject to, the terms and conditions hereof and of the Plan.

4. CONTINUOUS EMPLOYMENT REQUIREMENT AND VESTING.

A. Continuous Employment Requirement. Except as provided in Section 4.B of this Agreement or as determined by the Committee pursuant to the Plan, the Grantee must remain in the continuous employ of or service to the Company (or a Subsidiary) throughout the entire period from the Grant Date through each Vesting Date (as defined below), or Grantee will forfeit any unvested Restricted Stock Units and any Stock underlying such Restricted Stock Units. The Grantee’s continuous employment of or service to the Company (or a Subsidiary) will not be deemed to have been interrupted by reason of a transfer of Grantee’s employment between the Company and a Subsidiary or an approved leave of absence.

B. Vesting Schedule. Subject to the terms and conditions of this Agreement, including the requirements of Section 4.A, one third of the Restricted Stock Units shall vest on each anniversary of the Grant Date, beginning with the one-year anniversary of the Grant Date (each anniversary, a “Vesting Date”).

Notwithstanding the foregoing, all Restricted Stock Units shall vest upon (i) Grantee’s death, (ii) Grantee’s Disability, or (iii) if, within one year following a Change of Control, Grantee’s employment with, or service to, the Company is terminated by the Company without Cause or by Grantee for Good Reason. If Grantee’s employment with, or service to, the Company is terminated for any other reason, all Restricted Stock Units that are at that time unvested shall be forfeited as provided in Section 9.5 of the Plan. “Cause” shall have the definition set forth in the Plan and shall additionally include Grantee’s willful and/or gross misconduct that results in significant harm to the Company or its operations, properties, reputation, goodwill or business relationships as determined by the Company in its sole reasonable discretion.

For purposes of this Agreement, and notwithstanding the definition of a “Change of Control” under the Plan to the contrary, “Change of Control” means: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all the Company’s assets to any person or group of related persons under Section 13(d) of the Exchange Act (“Group”); (ii) the Company’s shareholders approve and complete any plan or proposal for the liquidation or dissolution of the Company; (iii) any person or Group becomes the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company (“Voting Stock”) and such person or Group has the power and authority to vote such shares; (iv) any person or Group acquires sufficient shares of Voting Stock to elect a majority of the members of the Board; (v) the completion of a merger or consolidation of the Company with another entity in which holders of the Stock immediately before the completion of the transaction hold, directly or indirectly, immediately after the transaction, 50% or less of the common equity interest in the surviving corporation in the transaction; or (vi) the first date on which the Company’s common stock is no longer publicly traded on an established securities market.

5. PAYOUT OF VESTED RESTRICTED STOCK UNITS.

A. Form of Payment. Vested Restricted Stock Units will be paid only in the form of Stock, except for any cash paid for a fractional share as provided in Section 6. Fractional shares of Stock shall not be issuable hereunder. Unless otherwise determined by the Committee, if the number of shares that would vest pursuant to Section 4.B would result in a fractional share for a Vesting Date, then the number of shares vested at that Vesting Date shall be rounded up to the nearest whole share; provided, however, that the number of shares to vest as of the last Vesting Date shall be rounded down to such number that will result in the total number of shares vesting equaling the total number of Restricted Stock Units set forth in Section 1. Fractional shares that result from tax withholding pursuant to Section 6 shall be governed by that Section.

B. Timing of Payment. Unvested Restricted Stock Units shall be reflected in a bookkeeping entry form maintained by the Company. No shares of Stock shall be issued to Grantee prior to the date(s) on which the Restricted Stock Units vest in accordance with Section 4. Promptly after any Restricted Stock Units vest pursuant to Section 4, and in no event later than 2 1⁄2 months after the end of the calendar year in which such Restricted Stock Units vest, the Company shall cause to be issued and distributed, in book-entry form, shares of Stock in payment of such Restricted Stock Units to Grantee (or, if the Grantee is deceased, to Grantee’s beneficiary designated as permitted by the Plan); provided, however, that if the Restricted Stock Units are characterized as deferred compensation for purposes of Section 409A of the Code, payment of the Restricted Stock Units will be made in a manner that complies with Section 409A.

6. FEDERAL AND STATE TAXES. Grantee may incur certain liabilities for federal, state or local taxes in connection with the grant, vesting or payment of the Restricted Stock Units hereunder, and the Company may be required by law to withhold such taxes. Grantee hereby agrees that the Company will withhold all applicable taxes at the time of vesting or payment of the Restricted Stock Units by reducing the number of shares issued to Grantee by that number of shares having an aggregate Fair Market Value which is necessary to satisfy the tax obligation arising from the vesting or payment of the shares; provided, however, that Grantee will be liable for any deficiency. If the number of shares issuable to Grantee following satisfaction of the tax obligation (as described in the foregoing sentence) includes any fractional shares, Grantee agrees that the Company may issue to Grantee a cash payment in lieu of such fractional share. The Company or a Subsidiary may, in the discretion of the Committee, provide for or require alternative arrangements to satisfy applicable tax withholding requirements.

7. ADJUSTMENT OF SHARES. In the event of a change in the Company’s capital structure, Article 4 of the Plan shall govern any adjustment to the number of Restricted Stock Units awarded to Grantee pursuant to this Agreement.

8. COMPLIANCE WITH SECTION 409A.

A. General. It is the intention of both the Company and the Grantee that the benefits and rights to which the Grantee could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention.

B. No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Grantee that the Restricted Stock Units awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Grantee or any beneficiary for any tax, additional tax, interest or penalties that the Grantee or any beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

C. No Acceleration of Payments. Neither the Company nor the Grantee, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

D. Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Grantee is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

E. Specified Employee. Notwithstanding Section 5 hereof, in the event that Grantee is entitled to receive shares of Stock as a result of the application of clause (iii) of Section 4.B hereof due to a termination of employment following a Change of Control, and is a “specified employee” (within the meaning of Section 409A of the Code) at the time of such termination of employment, Grantee will not be entitled to receive any such shares of Stock before the date which is 6 months after his separation from service (as such term is defined for purposes of Section 409A of the Code), unless the receipt of such shares prior to such date is permitted under Section 409A, including pursuant to the separation pay or the short-term deferral exceptions to Section 409A.

9. COMPLIANCE WITH LAWS; RESTRICTIONS ON AWARD AND STOCK. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue or deliver any Stock hereunder, unless and until the Board has determined, with the advice of counsel, that the issuance and delivery of such Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock delivered hereunder is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein and, in the Plan, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

10. AMENDMENT OF PLAN AND THIS AGREEMENT. The Plan may be terminated, amended or modified from time to time as provided therein. Except as otherwise provided in the Plan, including without limitation, the provisions of Article 4, no termination, amendment or modification of the Plan after the Grant Date will adversely affect in any material way the Restricted Stock Units awarded under this Agreement without the Grantee’s written consent.

11. PLAN ADMINISTRATION. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

12. GOVERNING LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Arizona, without regard to conflicts-of-laws principles that would require the application of any other law.

13. SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

14. ELECTRONIC DELIVERY. The Company may, in its sole discretion, decide to deliver any documents related to grants awarded under the Plan or future grants that may be awarded under the Plan by electronic means or request Grantee consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15. CLAWBACK. The Restricted Stock Units granted pursuant to this Agreement are subject to potential forfeiture or recovery to the fullest extent called for by the Company’s Clawback Policy or applicable law. By accepting this Agreement, the Grantee consents to the Clawback Policy and agrees to be bound by and comply with the Clawback Policy and return the full amount required by the Clawback Policy or applicable law. To satisfy any recoupment obligation arising under a Clawback Policy or otherwise under applicable laws, rules, regulations or stock exchange listing standards, among other things, the Grantee expressly and explicitly authorizes the Company to issue instructions, on the Grantee’s behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any Shares or other amounts acquired pursuant to the Award to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Clawback Policy.

16. ENTIRE AGREEMENT. This Agreement, which incorporates the Plan, constitutes the entire, final, and complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof. Neither party hereto shall be bound by or liable for any statement, representation, promise, inducement, commitment or understanding of any kind whatsoever not expressly set forth in this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and you have signed this Agreement, in each case as of the day and year first written above. By your acknowledgement below, you accept and agree to abide by the terms of this Agreement and you further agree to be bound by and to comply with all terms and conditions of the Plan. By your signature below, you acknowledge that you have received a copy of the Plan and understand that you may receive a copy of the Plan as amended and in effect at any time by requesting a copy from the Company’s Secretary. In addition, you acknowledge that awards under the Plan are discretionary and that your receipt of any awards pursuant to the Plan does not entitle you to receive future awards or to continued employment. Please acknowledge that you received this agreement by accepting through electronic submission.

UNIVERSAL TECHNICAL INSTITUTE, INC.

By:
[●]

I, [●], hereby acknowledge receipt, and agree to the terms, of the foregoing award as of [●].

Signed:

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